AXP European Equity Fund
File number 2-92309/811-4075

Exhibit   Description

(d)(3)    Form of Investment Management Services Agreement.

(e)(2)    Form of Distribution Agreement.

(g)(4)    Form of Custody Agreement.

(h)(6)    Form of Administrative Services Agreement.

(h)(7)    Form of Class Y Shareholder Services Agreement.

(h)(8)    Form of Transfer Agency Agreement.

(m)(2)    Form of Plan and Agreement of Distribution.

(m)(3)    Form of Plan and Agreement of Distribution for Class C.

(n)       Form of 18f-3 Plan

(q)(1)    Directors' Power of Attorney, dated Jan. 13, 2000.

(q)(2)    Officer's  Power of Attorney, dated Jan. 13, 2000.